                                                                       EXHIBIT 1

                                    AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Amendment No. 1 to Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Common Stock of Quipp, Inc. is being filed on behalf of each of the entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date:  April 30, 2001         PYRAMID TRADING LIMITED PARTNERSHIP
                              BY OAKMONT INVESTMENTS, LLC ITS GENERAL PARTNER


                              BY      /S/  Daniel Asher
                                      -----------------
                                      Daniel Asher, Manager
                                      Oakmont Investments, LLC




                              OAKMONT INVESTMENTS, LLC


                              BY      /S/  Daniel Asher
                                      -----------------
                                      Daniel Asher, Manager




                              /S/  Daniel Asher
                              -----------------
                              DANIEL ASHER



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